UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 23, 2005

McCormick & Schmick’s Seafood Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50845	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 SW Washington Street

Suite 550

Portland, Oregon 97205

(Address of principal executive offices)

(503) 226-3440

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 23, 2005, McCormick & Schmick Restaurant Corp. (the “Company”), a wholly owned subsidiary of McCormick & Schmick’s Seafood Restaurants, Inc., exercised renewal options and amended its Lease dated October 13, 1994 with BOIN Properties, LLC (“BOIN”), of which William P. McCormick, former Chairman Emeritus of McCormick & Schmick’s Seafood Restaurants, Inc., is the Managing Member, and exercised renewal options and amended its Lease dated June 18, 2004 with DLS Investments, LLC (“DLS”), of which Douglas L. Schmick, President of McCormick & Schmick’s Seafood Restaurants, Inc., is the Managing Member.   These leases are for the restaurant space and for the adjoining kitchen and storage area at  Jake’s Famous Crawfish Restaurant in Portland, Oregon.

The Company exercised renewal options to extend the term of the restaurant lease with BOIN through October 12, 2019, and amended the lease to provide that base rent during the extension period is equal to the existing base rent and to grant the Company two additional five-year renewal options.

The Company exercised renewal options to extend the term of the kitchen lease with DLS through October 12, 2019, with base rent to be adjusted as provided in the lease, and amended the lease to grant the Company two additional five-year renewal options and to assign the kitchen lease to BOIN if the Company defaults on the restaurant lease.

The amendments are filed as exhibits to this Form 8-K and are incorporated by this reference.  McCormick & Schmick’s Seafood Restaurants, Inc. believes the amendments improve the lease terms for the Company.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

10.1	First Amendment to Lease dated November 23, 2005, between BOIN Properties, LLC and the Company.
10.2	Amendment to Lease dated November 23, 2005, between DLS Investments, LLC and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCormick & Schmick’s Seafood Restaurants, Inc.

Date: November 30, 2005	By:	/s/ EMANUEL N. HILARIO
	Name:	Emanuel N. Hilario
	Title:	Chief Financial Officer and
Vice President of Finance
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Lease dated November 23, 2005, between BOIN Properties, LLC and the Company.
10.2	Amendment to Lease dated November 23, 2005, between DLS Investments, LLC and the Company.